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                                                                   EXHIBIT 10.25




                              AMENDED AND RESTATED
                             SHAREHOLDERS AGREEMENT

         This Amended and Restated Shareholders Agreement is made and entered into effective September 20, 1995 by and among PACKAGED ICE, INC., a Texas corporation (the "Company") and the Shareholders who have executed this Agreement on one of the signature pages set forth below (collectively "Shareholders" and individually "Shareholder").

                              W I T N E S S E T H:

         WHEREAS, the Shareholders are the holders of all of the issued and outstanding capital stock of the Company, which consists of common stock, with each share having a par value of $.01 per share (the "Common Stock") and the Series A Convertible Preferred Stock (the Series A Preferred Stock); and

         WHEREAS, certain of the Shareholders and the Company are parties to a Shareholders Agreement originally dated as of January 9, 1992 as amended by that certain First Amendment to Shareholders Agreement dated January 4, 1994 (collectively, the "Original Shareholders Agreement"); and

         WHEREAS, the Shareholders are desirous of making certain amendments and modifications to the Original Shareholders Agreement by this Amended and Restated Shareholders Agreement, which is being executed by the holders of not less than eighty percent (80%) of the Common Stock of the Company, excluding shares issued as of the date hereof, as required by Section 10 of the Original Shareholders Agreement; and


         NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the parties hereby agree as follows:

         1. Restriction on Transfer. Each Shareholder agrees not to transfer, assign, hypothecate, pledge, or in any way alienate or dispose of any of his or her Common Stock or Series A Preferred Stock (hereinafter the "Stock"), or any right or interest therein, whether voluntary or by operation of law, or by gift or otherwise, without the prior written consent of the Company and the holders of not less than eighty percent (80%) of the Stock of the Company except a transfer which meets the requirements of this Agreement. Each Shareholder agrees that notwithstanding anything to the contrary contained in this Agreement, all Stock now owned or hereafter acquired, including, but not limited to, any Stock acquired pursuant to a stock option plan, stock rights offering, or an employee benefit plan, or by purchase, gift, transfer, inheritance or otherwise shall be subject to the terms and conditions hereof. Any purported transfer in violation of any provision of this Agreement shall be void and ineffectual, and shall not operate to transfer any interest or title in the purported transferee.

         2. Permitted Transfers. Subject to the conditions set forth herein, the following transfers are permitted under the terms hereof:
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                 (A)      The Company and the Shareholders do hereby consent to
all transfers by a Shareholder (or a deceased Shareholder's estate) to the Company or to a Family Member, or to any corporation, partnership, or limited liability company in which the Shareholder and the Shareholder's Family Members own all of the outstanding equity securities. For the purposes of this Agreement, a person's "Family Member" shall mean such person's spouse, siblings, parents, children, or other lineal descendants (whether by adoption or consanguinity), and shall also mean a trust, the primary beneficiary of which is the person's spouse, siblings, parents, children, or other lineal descendants (whether by adoption or consanguinity).

                 (B) Notwithstanding anything to the contrary contained in this Agreement, it is expressly agreed that a Shareholder shall have the right to transfer all or any part of his shares of Stock to any other member of that Shareholder's Affiliate Group. For the purposes of this Agreement, "Affiliate Group" shall mean those groups of Shareholders which are described on Exhibit I, attached hereto and incorporated herein by reference.

                 In the event of a transfer pursuant to this Section 2 to any person who is not a Shareholder, the transferee shall (by written supplement to this Agreement) become a party to this Agreement and shall thereafter hold his Stock subject to the terms, covenants and conditions contained in this Agreement.

                 The Company covenants and agrees that it shall not issue shares of Stock to any person who is not a party to this Agreement unless and until such person shall (by written supplement to this Agreement) become a party to this Agreement and shall thereafter hold his Stock subject to the terms, covenants and conditions contained in this Agreement.

         3. Right of First Refusal. Except for a sale or transfer permitted under Section 2 of this Agreement, if a Shareholder desires to sell, transfer (with or without consideration) or otherwise alienate or dispose of all or any part of his Stock in a bona fide transaction, said Shareholder shall first offer to sell to the Company said Stock. Such offer shall be made by an irrevocable written offer to sell said Stock for the same price and on the same terms as offered by any proposed transferee. The offer shall contain a true and correct copy of any writing which contains a bona fide offer by which a third party proposes to purchase the Stock and shall contain a complete description of the transaction in which the Shareholder proposes to transfer said Stock to any third party, including the name of the proposed transferee and the consideration for and any other terms of the proposed transfer. The Company shall have thirty (30) days after actual receipt of such offer within which to advise the Shareholder whether or not the Company will purchase all of the Stock so offered for the same price and on the same terms as those offered to the proposed transferee. If the Company does not so elect to purchase all of the offered Stock, the Company shall offer the right to purchase all such Stock not being purchased by the Company to the other Shareholders as provided in Section 5 of this Agreement. If the Company and all the other Shareholders decline to purchase all of such Stock in accordance with this Section 3, the Shareholder shall then have sixty (60) days within which to sell or transfer the offered Stock to the third party named in the offer made by the Shareholder to the Company, upon the exact terms described in such offer. As a condition to the closing of any such transfer of Stock to a third party, the third party shall (by written supplement to this Agreement) become a party to this Agreement and shall thereafter hold his Stock
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subject to the terms, covenants and conditions contained in this Agreement.  In the event such a sale to a third party shall not be consummated as hereinabove provided, the right of the Shareholder to effect such sale shall terminate and the restrictions against sale or transfer contained in this Agreement shall obtain with the same force and effect as if the actions set forth in this
Section 3 had not occurred.

         4. Sale Price and Terms of Sale. The Closing of such sale shall take place within ninety (90) days after the date on which the option to purchase the Stock arose, at the principal offices of the Company, or such other location as is mutually agreed to. At the Closing, the purchaser(s) shall pay as a down payment ten percent (10%) of the purchase price, in cash, and shall execute a promissory note for the balance due of such purchase price. Such promissory note shall be payable in five (5) equal annual installments of principal and interest, which interest shall accrue on the unpaid principal balance of the note at the lesser of nine percent (9%) per annum or the prime rate as announced by Texas Commerce Bank Houston, National Association on the date of the note, with such rate of interest to be adjusted on each anniversary date of the note, with such rate of interest never to exceed the maximum interest rate permitted by law. Payments on the note shall commence on the first of the month next following the expiration of twelve (12) months following the date of the sale and shall continue annually thereafter until the note is paid in full.

                          At the Closing of such sale, the seller shall assign
and deliver the certificates representing the Stock being sold (duly endorsed for transfer and free of any liens or encumbrances whatsoever) to the purchaser, and the purchaser shall deliver to the seller the consideration therefor specified in accordance with this Agreement. In addition, the purchaser shall pledge the purchased shares of Stock to the selling Shareholder (or legal representative) as collateral, pursuant to a stock pledge agreement reasonably acceptable to the parties thereto. Any stock transfer or similar taxes involved in such sale shall be paid by the seller, and the seller shall provide the purchaser with such evidence of the seller's authority to sell hereunder and such tax lien waivers and similar instruments as the purchaser may reasonably request.

         5. Remaining Shareholders' Option. If the Company has an option to purchase Stock under this Agreement and it does not elect to make the purchase, or is legally unable to make the purchase, the President of the Company shall notify the other Shareholders of the number of shares of Stock it will not purchase and such other Shareholders shall have the option or obligation (as the case may be) for a period of thirty (30) additional days, to purchase all of such shares of Stock upon the same terms and conditions described in this Agreement. Each such other Shareholder shall have the option to purchase such portion of the Stock offered for sale under this Section 5 as the number of shares of Stock owned by him or her at such time shall bear to the total number of shares of Stock owned by all the other Shareholders, excluding the selling Shareholder. If any Shareholder does not purchase his or her full portion of such shares of Stock, the remaining shares of Stock may be purchased by the other Shareholders pro rata in the same manner.

         6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including each transferee of any party's Stock); provided, however, no transferee of Stock in a public offering registered under the Securities Act of 1933 or in an unsolicited open market sale effected through a securities broker





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shall be bound by or entitled to the benefits of this Agreement.  As used in this Agreement, the terms "Shareholder(s)" shall include any transferee of a Shareholder, as appropriate, who is bound by and entitled to the benefits of this Agreement under the preceding sentence.

         7. Law Governing. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         8. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall together constitute a single agreement. A facsimile of an executed Agreement shall be deemed to be an original, executed counterpart.

         9.      Amendments.   This Agreement may be amended, and any provision
hereof may be waived, only by a written agreement executed by the holders of not less than eighty percent (80%) of the Common Stock and Series A Preferred Stock voting as a single class with the Series A Preferred Stock voting on an as-converted basis. Notwithstanding the foregoing, the parties agree that the Company is authorized to execute additional counterparts of this Agreement at such times as new shareholders enter into this Agreement.

         10. Legends. The Company will cause each certificate that evidences any Stock that is subject to this Agreement to bear a legend substantially as follows, which shall be typed, printed, or stamped thereon in a conspicuous manner:

                 "The shares evidenced by this certificate are subject to an Amended and Restated Shareholders Agreement dated September 20, 1995, among the Company and certain of its shareholders. The Company will furnish to the record holder of this certificate (without charge) a copy of such Agreement upon written request therefor to the Company at its principal place of business or registered office."

The Company agrees that a counterpart of this Agreement shall be kept at the principal office of the Company and shall be subject to the same right of examination by any shareholder of the Company, in person or by agent, attorney, or other designated representative, as are the books and records of the Company.

         11. Termination. This Agreement shall terminate only (i) if the Company permanently ceases to do business; (ii) if there is consummated an underwritten public offering of the Stock of the Company which results in net proceeds to the Company and the Shareholders of at least $7,500,000; or (iii) upon the written agreement of the holders of no less than eighty percent (80%) of the outstanding Common Stock and Series A Preferred Stock voting as a single class.

         12. Construction. Whenever used herein, the singular number shall include the plural, and the plural number shall include the singular, and the masculine gender shall include the feminine and the neuter, and the feminine shall include the masculine and the neuter, and the neuter shall include the masculine and the feminine.





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         13.     Community Property.  If a Shareholder is married on the date of the execution of this Agreement, he or she shall be joined in the execution hereof by his or her spouse to evidence the agreement of such spouse that the provisions of this Shareholders Agreement shall bind any community property interest he or she may now or hereafter own in the Stock; provided, however, such spouse's execution and joinder herein shall not create any ownership interest in any of the Stock.

         14. Waiver. The failure of any party to insist in any one or more cases upon the strict performance of any of the terms, covenants, conditions, provisions or agreements of this Agreement, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of any such term, covenant, condition, provision or agreement of this Agreement.

         15. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof. Any and all prior Shareholders Agreements (including the Original Shareholders Agreement), discussions, representations, negotiations, understandings and agreements are hereby merged into this Agreement and shall not survive the execution hereof.

         16. Headings; Gender. The captions and headings throughout this Agreement are for convenience and reference only, and the words contained herein shall in no way be deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provisions of or the scope or intent of this Agreement nor in anyway affect this Agreement.

         17. Corporate Authority. Each corporation which is a party to this Agreement respectively represents and warrants to the other parties that all necessary corporate action has been duly taken to authorize the execution and delivery of this Agreement and the performance or observance of the provisions of this Agreement.

         18. Further Assurances. The parties agree that they will, at any time and from time to time, upon request of the other, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to carry out the purpose or intent of the provisions of this Agreement.

         19. Notices. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be deemed to have been duly given if signed by the party giving it. Notice shall be deemed effective upon delivery by hand, or on the third (3rd) business day after it is deposited in the United States mail, postage prepaid (registered or certified mail), or on the business day after it is sent by Federal Express or similar overnight service to the addresses of Shareholders as set forth on the stock transfer records of the Company and to the Company at 8572 Katy Freeway, Suite 101, Houston, Texas 77024 or to such other addresses as a party shall provide to the other parties in accordance with this Section.

         20. Severability. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other





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provisions.  In addition, in the event that any provision of this Agreement (or portion thereof) is determined by a court to be unenforceable as drafted by virtue of the scope, duration, extent or character of any obligation contained therein, the parties acknowledge that it is their intention that such provision (or portion thereof) shall be construed in a manner designed to effectuate the purposes of such provision to the maximum extent enforceable under applicable law.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                 The Company:              PACKAGED ICE, INC.


                                           By:
                                              ---------------------------------
                                              JAMES F. STUART, President





                           SIGNATURE PAGE FOLLOWS





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Spouses Joinder as to
Community Interest:                                Shareholders:






----------------------------            ---------------------------------------
                                        (signature)


                                        ---------------------------------------
                                        (printed name)


                                        ---------------------------------------
                                        (title, if applicable)





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                                   EXHIBIT I

                                AFFILIATE GROUPS

1. The following persons shall be members of the Affiliate Group known as the "Fleming Companies Group":

                 Fleming Companies, Inc. and any affiliate, subsidiary, parent corporation of Fleming Companies, Inc.

2. The following persons shall be members of the Affiliate Group known as the "Norwest/Food Fund Group":

                 The Food Fund Limited Partnership ("Food Fund") and Norwest Equity Partners V, a Minnesota Limited Partnership ("Norwest"), and all general and limited partners of either such entity, and any entities controlled by Norwest Corporation.

3. The following persons shall be members of the Affiliate Group known as the "Lewis Group":

                 Frances H. Billups                Marcella L.H. Billups
                 A.J. Lewis, Jr.                   Peggy W. Lewis
                 A.J. Lewis, III                   Steve C. Lewis
                 James W. Gorman                   Hugh Halff, Jr.

4. The following persons shall be members of the Affiliate Group known as the "Stuart Group":

                 Jack Stazo
                 James F. Stuart

5. The following persons shall be members of the Affiliate Group known as the "Rosenberg Group":

                 Steven P. Rosenberg
                 Lia Nissel
                 William Nissel
                 Gary Siegel
                 Michael Jesselson
                 Any individual designated by Steven P. Rosenberg to serve on the Board of Directors of the Company as his designee pursuant to any voting agreement among the Company, Steven P. Rosenberg and a majority or more of its shareholders





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